UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On September 19, 2011, the Human Resources Committee (the “Committee”) of the Board of Directors of Oshkosh Corporation (the “Company”) adopted the Oshkosh Corporation Executive Incentive Compensation Recoupment Policy (the “Policy”).  The Policy will apply to all non-equity incentive compensation and equity awards to “covered executives” (as defined below) granted on or after September 30, 2011. Under the Policy, if the Company is required to prepare an accounting restatement relating to its publicly-reported consolidated financial statements due to its material noncompliance with financial reporting requirements under U.S. federal securities laws, then the Company will have the right, to the extent permitted by governing law, to take appropriate action to recoup all or part of any incentive award actually paid to a covered executive if the amount of money or number of shares paid to the executive was expressly based on the achievement of financial results that were subject to the restatement and the executive would have been paid a lower amount or number under the express terms of the incentive award based on the financial results after the restatement.

The amount of non-equity incentive compensation to be recovered will be the excess of the amount actually paid to the covered executive, calculated on the basis of the financial results before the restatement, over the amount that would have been paid had the amount been calculated on the basis of the financial results giving effect to the restatement.  The amount of any equity award to be recovered will be the excess of the number of shares of the Company’s common stock (the “Stock”) (or equivalent value) actually paid to the covered executive, calculated on the basis of the financial results before the restatement, over the number of shares (or equivalent value) that would have been paid had the number been calculated on the basis of the financial results giving effect to the restatement.

A “covered executive” is any person who (i) was an executive officer of the Company on the grant date of the incentive award or (ii) was an officer of the Company or any of its subsidiaries or affiliates on the grant date of the incentive award other than an executive officer of the Company and engaged knowingly and willfully in fraudulent conduct that led to the restatement in question.

The Company may seek recoupment from former executives as well as current executives.  The Company will not, however, seek recovery of any incentive award as to which the Committee approved the calculation of the amount paid more than three years before the Company disclosed the applicable restatement.

On September 19, 2011, the Committee also approved amendments to the Oshkosh Corporation 2009 Incentive Stock and Awards Plan (the “Plan”) that are effective immediately.  The amendments require that all stock appreciation rights (“SARs”) granted under the Plan be settled only in cash, rather than, as under the Plan before the amendment, cash, shares of Stock or a combination of cash and Stock.  The amendments also provide that SARs settled in cash will not deplete the number of shares of Stock available for issuance under the Plan and similarly clarify that restricted stock units, performance units and similar awards under the Plan that are payable only in cash will not deplete the Plan’s share reserve.  Except for these amendments, the Plan remains as described in the Company’s proxy statement filed with the Securities and Exchange Commission on December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: September 23, 2011	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary